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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

   NASTECH ACQUIRES RNAI THERAPEUTICS PROGRAM TARGETING INFLUENZA FROM GALENEA

 Exclusive Rights to Leading Technology and Intellectual Property to Develop
            RNAi Therapeutics for Influenza and Respiratory Diseases

BOTHELL, WASH., FEBRUARY 23, 2006 - Nastech Pharmaceutical Company Inc. (Nasdaq:
NSTK), a leader in developing therapeutics using advanced molecular biology based drug delivery technologies, announced today the expansion of its RNAi therapeutics pipeline by initiating an RNAi therapeutics program targeting influenza and respiratory diseases. In connection with this new program, Nastech also announced the acquisition of the RNAi intellectual property estate and other RNAi technologies of Galenea Corp., Cambridge, MA, which includes certain intellectual property licensed from the Massachusetts Institute of Technology
(MIT) for the development of RNAi therapeutics against respiratory viral infections, including influenza, rhinovirus, and other respiratory diseases. Financial terms of the transaction were not disclosed.

"This unique combination of Nastech's proprietary RNAi therapeutics delivery technologies with the intellectual property and technology developed by Galenea and MIT advances Nastech's position in developing innovative RNAi therapeutics. This acquisition strengthens Nastech's existing RNAi therapeutics pipeline through the addition of Galenea's ongoing programs that target influenza and other respiratory diseases," stated Steven C. Quay, M.D., Ph.D., Chairman, President and CEO of Nastech. "The RNAi therapeutics program targeting the influenza virus is a high priority for Nastech as we believe it may offer an effective treatment for a future influenza pandemic, which is an urgent global concern. This program complements Nastech's current TNF-alpha RNAi program targeting inflammation, since a consequence of influenza infection can be life-threatening respiratory and systemic inflammation. The strategic acquisition of Galenea's intellectual property rights and technology in the respiratory antiviral field is critical to developing and partnering products in this area."

The intellectual property acquired from Galenea includes patent applications licensed from MIT that have early priority dates in the antiviral RNAi field. Nastech also acquired Galenea's research and intellectual property relating to pulmonary drug delivery technologies. Additionally, Nastech assumes Galenea's pending grant applications from the National Institute of Allergy and Infectious Diseases, a division of the National Institutes of Health, and the Department of Defense to support the development of RNAi-based antiviral drugs.


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Galenea's lead RNAi product, G00101, has demonstrated efficacy against multiple influenza strains, including avian flu strains (H5N1) in animals. Nastech expects to work closely with the NIH, CDC and FDA to accelerate G00101 development given the urgent need for influenza therapeutics. G00101 represents a first-in-class approach to fight influenza and is one of the most advanced anti-influenza compounds based on the recently discovered cellular mechanism known as small-interfering ribonucleic acid (siRNA). It is currently administered by inhalation to maximize delivery to the lung epithelium. The product is designed for ease of use by patients and for long-term stability-- essential for stockpiling the product for rapid mobilization during a flu epidemic. G00101 works by preventing viral replication and transcription in the airway epithelium. In vitro and in vivo studies have shown that these RNAi sequences provide broad-spectrum influenza protection and have reduced potential of drug resistance.

"It is anticipated that Nastech's RNAi delivery technology combined with the MIT intellectual property and the Galenea RNAi technology will provide a superior strategy to significantly speed the development of these promising new approaches for treating respiratory diseases, including influenza," said Jianzhu Chen, Ph.D., Professor of Immunology at MIT and developer of the acquired RNAi antiviral technology, who will become a consultant to Nastech. "The development of RNAi therapeutics targeting sequences that are highly conserved across all flu genomes, including avian and others having pandemic potential, represents a novel approach to the development of new therapies against influenza viruses."

ABOUT INFLUENZA

According to the World Health Organization (WHO), in a typical year, influenza infects 5 - 15% of the world's population, resulting in 250,000 to 500,000 deaths. The WHO and the Centers for Disease Control and Prevention are concerned about the potential for a major global pandemic such as the 1918 "Spanish flu" in which up to 50 million people may have died worldwide. Pandemic flu emerges from a sudden change in the influenza virus that results in a new flu strain, against which there is no immunity. Vaccines currently represent the mainstay of flu prevention, but vaccines have two key limitations. First, they are developed against individual, known strains of flu and therefore may not be effective against new flu strains. Second, vaccines are produced using a lengthy process requiring incubation in chicken eggs, thus vaccine against a new flu strain will take months or years to stockpile. Antiviral medications approved to treat influenza have the potential drawback that influenza virus strains can become resistant to one or more of these medications. The potential advantage of RNAi antiviral therapeutics is that RNAi can be targeted against the so-called "conserved region" of the influenza virus. This means that an RNAi therapeutic would be expected to be effective against all strains of flu, whether new or old. Therefore stockpiling of an effective RNAi treatment is possible in advance of a global influenza pandemic. In addition to a potential role in a pandemic flu outbreak, RNAi therapeutics could serve as a treatment for the more common seasonal flu which as noted above can result in hospitalization and death.


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ABOUT RNA INTERFERENCE (RNAI)

RNA interference, or RNAi, is a cellular mechanism that can be used to turn off the production of a protein. In the case of an RNAi directed against influenza, the target is one or more proteins critical for the virus' replication. By turning off the production of such proteins, the spread of infection is prevented or slowed. Nastech's RNAi research and development programs seek to develop safe and effective therapeutics by identifying key protein targets, designing the RNAi that will turn those proteins off, and developing a formulation for the systemic delivery of this potential new class of therapeutics.

Dr. Chen and his co-authors have published a series of papers about their RNAi antiviral work, including recent papers in the Proceedings of the National Academy of Sciences in March 2003 and June 2004.

CONFERENCE CALL AND WEBCAST INFORMATION

Nastech management will host a conference call to discuss its RNAi therapeutic programs and the acquisition of RNAi related assets from Galenea. The call is scheduled for today, February 23, 2006, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time). To participate in the live conference call, U.S. residents should dial (800) 299-0148 and international callers should dial (617) 801- 9711. The access code for the live conference call is 26749217. To access the 24-hour telephone replay, U.S. residents should dial (888) 286-8010 and international callers should dial (617) 801-6888. The access code for the replay is 45140729.

Alternatively, log on to http://www.nastech.com to access a live webcast or the subsequent 30-day archive. Please connect to the Investor section of Nastech's website several minutes prior to the start of the live conference call to ensure adequate time for any software download that may be necessary.

ABOUT NASTECH

We are a pharmaceutical company developing innovative products based on proprietary molecular biology-based drug delivery technologies. We and our collaboration partners are developing products for multiple therapeutic areas including respiratory disease, inflammatory conditions, obesity and osteoporosis. Additional information about Nastech is available at www.nastech.com.

NASTECH FORWARD LOOKING STATEMENTS

Statements made in this press release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Nastech to obtain additional funding;
(ii) the ability of Nastech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) Nastech's and/or a partner's ability to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) Nastech's and/or a partner's ability to obtain required governmental approvals; and (v) Nastech's and/or a partner's ability to develop and commercialize products that can compete favorably with

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those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Nastech's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Nastech assumes no obligation to update and supplement forward-looking statements because of subsequent events.

ABOUT GALENEA CORP.

Galenea Corp. is an emerging biotechnology company dedicated to enhancing and saving lives through the discovery of novel therapies for central nervous system and respiratory diseases. Founded in 2004 based upon technology developed by Drs. Jianzhu Chen, Susumu Tonegawa and David Gerber of the Massachusetts Institute of Technology and Dr. Maria Karayiorgou of the Rockefeller University, Galenea is focusing initially on utilizing proprietary technologies to generate calcineurin-related treatments for schizophrenia. Galenea is based in Cambridge, Massachusetts.

CONTACTS:

NASTECH PHARMACEUTICAL COMPANY INC.

NASTECH
Ed Bell
Senior Investor Relations Manager
(425) 908-3639
IR@NASTECH.COM

NOONAN RUSSO
Matthew Haines (Investors/Media)
(212) 845-4235